Exhibit 99.1

Aerohive Networks Reports Q1 2017 Results; Guides to Profitability in Q2

Record Software and Subscriptions Revenue, with 24% YoY Growth in Q1

MILPITAS, CA — May 3, 2017 — Aerohive Networks® (NYSE: HIVE), a leader in cloud networking and enterprise Wi-Fi, today announced financial results for its first quarter ended March 31, 2017.

“We’re pleased to deliver results at the high end of our guidance for revenue and exceeding our guidance for gross margin and earnings per share, made possible by the actions we have taken to improve our execution and operational efficiency,” stated David Flynn, President and Chief Executive Officer. “While there is more work to do, we believe we have turned the corner on the major challenges that affected our results last year and are now back on a positive trajectory, guiding to non-GAAP EPS of breakeven to $0.01 in the second quarter and expecting to resume year-over-year growth in the second half of 2017.”

Financial Summary

Total revenue for the first quarter of 2017 was $36.4 million, compared with $40.1 million for the first quarter of 2016. Software subscription and services revenue was $9.5 million, or 26% of total revenue for the quarter, compared with $7.7 million, or 19% of total revenue, for the first quarter of 2016.

On a GAAP basis, net loss was $9.0 million for the first quarter of fiscal year 2017, compared with a net loss of $12.5 million for the first quarter of fiscal year 2016. GAAP gross margin was 67.2% for the first quarter of fiscal year 2017, compared with 66.8% for the first quarter of fiscal year 2016.

On a non-GAAP basis, net loss was $4.1 million for the first quarter of fiscal year 2017, compared with a net loss of $6.2 million for the first quarter of fiscal year 2016. Non-GAAP gross margin was 68.2% for the first quarter of fiscal year 2017, compared with 67.5% for the first quarter of fiscal year 2016.

Conference Call Information

Aerohive Networks will host a conference call and webcast for analysts and investors to discuss its first quarter 2017 results and outlook for its second quarter of 2017 at 2:00 pm Pacific Time today, May 3, 2017. The call may be accessed by dialing 1-888-296-4302 (toll free) or 1-719-325-2496 (international) and providing the passcode 6077504. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed at the same location after completion of the live call.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Aerohive Networks’ financial expectations and operating performance and expectations for continued momentum, including statements regarding the progress we made in addressing challenges in our business, including to strengthen our channels and product offerings, diversification of our market opportunities and our continued progress toward non-GAAP operating profitability and ability to resume revenue growth. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: our ability to continue to attract, integrate, retain and train skilled personnel, especially skilled R&D and sales personnel, in general and in specific regions, our ability to develop and expand our sales capacity and improve the effectiveness of our channel, our ability to improve our operating and sales execution, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, our ability to benefit from our participation in the E-Rate program, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, including pricing pressures, changes in the mix and selling prices of Aerohive products, technological change, product development delays, reliance on third parties to manufacture, warehouse and timely deliver Aerohive products or international operations, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive’s intellectual property, Aerohive’s limited operating history, particularly as a public company, uses of Aerohive’s capital and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s results for its first quarter 2017 reported in this press release and the related earnings conference call include certain non-GAAP financial measures, including:

•	non-GAAP gross profit and non-GAAP gross margin;

•	non-GAAP product gross margin and non-GAAP software subscription and service gross margin;

•	non-GAAP operating expenses and non-GAAP functional expenses;

•	non-GAAP operating expense percentage and non-GAAP functional expense percentage;

•	non-GAAP operating loss and non-GAAP operating loss percentage; and

•	non-GAAP net loss and non-GAAP net loss per share.

The Company defines non-GAAP financial measures to exclude share-based compensation, adjustments to internal-use software amortization, and certain charges related to litigation and restructure.

The Company has included non-GAAP financial measures in this press release because the Company believes they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations, as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the expense related to stock-based compensation, which is an ongoing expense for the Company;

•	although amortization of internal-use software is a non-cash charge, the assets being amortized often will have to be replaced in the future, and non-GAAP net loss and non-GAAP loss per share do not reflect any cash requirement for such replacements;

•	excluding certain expenses associated with litigation in the quarter does not reflect the impact on our ongoing operations over this period of the cash requirement to defend such litigation;

•	restructuring charges include costs associated with restructuring and primarily relates to employee termination costs and benefits, and excluding those will provide a useful measure for period-to-period comparisons; and

•	other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges that are excluded from these non-GAAP measures.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidently connect to the information, applications, and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Milpitas, CA. For more information, please visit http://www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog http://boundless.aerohive.com, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

Melanie Solomon

The Blueshirt Group

(408) 769-6720

ir@aerohive.com

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Product	$26,870	$32,456
Software subscription and services	9,481	7,672

Total revenue	36,351	40,128

Cost of revenue (1):
Product	8,736	10,439
Software subscription and services	3,176	2,903

Total cost of revenue	11,912	13,342

Gross profit	24,439	26,786
Operating expenses:
Research and development (1)	9,550	10,210
Sales and marketing (1)	17,439	21,068
General and administrative (1)	6,297	7,895

Total operating expenses	33,286	39,173

Operating loss	(8,847)	(12,387)
Interest income	140	119
Interest expense	(130)	(126)
Other income (expense), net	(85)	16

Loss before income taxes	(8,922)	(12,378)
Provision for income taxes	97	145

Net loss	$(9,019)	$(12,523)

Net loss per share, basic and diluted	$(0.17)	$(0.25)

Weighted-average shares used in computing net loss per share, basic and diluted	52,439,039	49,140,340

(1) Includes stock-based compensation as follows:
Cost of revenue	$271	$272
Research and development	688	1,345
Sales and marketing	1,294	1,768
General and administrative	1,300	1,511

Total stock-based compensation	$3,553	$4,896

AEROHIVE NETWORKS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,907	$34,346
Short-term investments	45,926	42,408
Accounts receivable, net	21,628	26,190
Inventories	11,668	12,629
Prepaid expenses and other current assets	6,927	6,289
Total current assets	115,056	121,862
Property and equipment, net	8,206	9,008
Goodwill	513	513
Other assets	5,158	5,100

Total assets	$128,933	$136,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,694	$10,762
Accrued liabilities	9,444	9,300
Debt, current	—	20,000
Deferred revenue, current	31,847	31,727

Total current liabilities	50,985	71,789
Debt, non-current	20,000	—
Deferred revenue, non-current	33,060	34,177
Other liabilities	1,780	1,829

Total liabilities	105,825	107,795
Stockholders’ equity:
Preferred stock	—	—
Common stock	53	52
Additional paid–in capital	261,730	258,063
Treasury stock	(2,139)	(2,139)
Accumulated other comprehensive loss	(37)	(31)
Accumulated deficit	(236,499)	(227,257)

Total stockholders’ equity	23,108	28,688

Total liabilities and stockholders’ equity	$128,933	$136,483

AEROHIVE NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(9,019)	$(12,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	842	896
Stock-based compensation	3,553	4,896
Other	(15)	123
Changes in operating assets and liabilities:
Accounts receivable, net	4,562	1,940
Inventories	961	(714)
Prepaid expenses and other current assets	(638)	(3,636)
Other assets	(58)	(350)
Accounts payable	(885)	(684)
Accrued liabilities	144	5,713
Other liabilities	(6)	7
Deferred revenue	(997)	1,010

Net cash used in operating activities	(1,556)	(3,322)

Cash flows from investing activities
Purchases of property and equipment	(223)	(337)
Maturities of short-term investments	4,200	4,200
Purchases of short-term investments	(7,709)	(2,406)
Investment in privately held company	—	(1,500)

Net cash provided used in investing activities	(3,732)	(43)

Cash flows from financing activities
Proceeds from exercise of vested stock options	218	108
Payment for shares withheld for tax withholdings on vesting of restricted stock units	(326)	(311)
Payment to repurchase common stock	—	(785)
Payments on capital lease obligations	(43)	—

Net cash used in financing activities	(151)	(988)

Net decrease in cash and cash equivalents	(5,439)	(4,353)
Cash and cash equivalents at beginning of period	34,346	45,741

Cash and cash equivalents at end of period	$28,907	$41,388

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Net Loss Reconciliation:
GAAP net loss	$(9,019)	$(12,523)

Cost of revenue – Product:
Stock-based compensation	51	17
Restructuring charges	51	—
Cost of revenue – Software subscription and services:
Stock-based compensation	220	255
Stock-based compensation adjustment to internal-use software amortization	35	35

Total adjustment to Cost of Revenue	357	307

Research and development:
Stock-based compensation	688	1,345
Restructuring charges	838	—
Sales and marketing:
Stock-based compensation	1,294	1,768
Restructuring charges	243	—
General and administrative
Stock-based compensation	1,300	1,511
Restructuring charges	195	—
Charges related to securities litigation	—	1,376

Total adjustment to Operating Expenses	4,558	6,000

Non-GAAP net loss	$(4,104)	$(6,216)

Basic and diluted net loss per share on a Non-GAAP basis	$(0.08)	$(0.13)

Weighted average shares used in computing Non-GAAP basic and diluted net loss per share	52,439,039	49,140,340